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                                                                    EXHIBIT 99.1

(LAKES ENTERTAINMENT, INC. LOGO)                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (FAX)
                                                      www.lakesentertainment.com
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Monday, March 10, 2003

              LAKES ENTERTAINMENT, INC. ANNOUNCES WORLD POKER TOUR
                              TELEVISION AGREEMENT


MINNEAPOLIS, MARCH 10, 2003 - LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced that World Poker Tour (WPT), a subsidiary company of Lakes, has signed an agreement with the Travel Channel, L.L.C. (TRV), granting TRV the right to broadcast the first season of the World Poker Tour series.

Lyle Berman, Chairman, CEO and President of Lakes, stated, "We are extremely excited about the WPT and the arrangement with the Travel Channel. Combining the sport of poker which is played by over 50 million people throughout the United States, with one of the most widely viewed cable channels will revolutionize poker in much the same way that "'Who Wants to be a Millionaire' revolutionized game shows." Berman continued, "The license arrangement with the TRV should cover substantially all of our anticipated first year production costs. We see this as a great opportunity to bring the game of poker to the television audience with relatively little financial risk to Lakes."

Under the agreement, TRV shall have the exclusive right, license, and privilege to exhibit, market, distribute, transmit, perform and otherwise exploit each of the first thirteen two-hour programs produced by WPT for an unlimited number of times over the next three years within the United States. WPT will receive a series of fixed license payments from TRV, subject in each case to satisfaction of production milestones and other conditions.

The World Poker Tour is a global series of thirteen poker tournaments united under one banner for television. The WPT will widen the television audience for poker by injecting high concept, cutting-edge television production values into the dramatic world of high-stakes, upscale, tournament poker. The WPT series will take viewers to some of the most




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famous casinos and card rooms in the world including the Bellagio in Las Vegas;
The Bicycle Casino in Bell Gardens, CA; UltimateBet.com in Aruba; Casinos Europa Card Club in San Jose, Costa Rica; Lucky Chances Casino in California's gold country; Foxwoods Resort Casino in Mashantucket, CT; Horseshoe Casino/Gold Strike Casino on the banks of the Mississippi; Aviation Club de France in Paris; Commerce Casino in Los Angeles; Partypoker.com on the high Caribbean seas and the Reno Hilton in Reno.

The thirteen episode series premiers on the Travel Channel Sunday, March 30th from 7 - 9 p.m. (ET/PT) before moving to its regular "poker night" time slot on Wednesdays from 9 to 11 p.m. (ET/PT), beginning April 2nd.

The World Poker Tour is a joint venture between Steven Lipscomb and Lakes Entertainment, Inc. Lakes currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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